                Exhibit 99.1

Alico, Inc. Announces Financial Results for the Third Quarter and Nine Months Ended June 30, 2019

Alico achieves earnings of $2.85 per diluted common share for the nine months ended June 30, 2019

Fort Myers, FL, August 6, 2019 - Alico, Inc. (“Alico” or the “Company”) (Nasdaq:ALCO) today announces financial results for the third quarter and nine months ended June 30, 2019. For the nine months ended June 30, 2019, the Company recorded net income attributable to Alico common stockholders of $21.3 million and earnings of $2.85 per diluted common share, compared to net income attributable to Alico common stockholders of $12.3 million and earnings of $1.48 per diluted common share in the same period in the prior year. The increase in net income attributable to Alico common stockholders is primarily due to increased processed box production in the current fiscal year, as compared to the prior fiscal year, and the impact of a valuation allowance resulting in tax expense for the nine months ended June 30, 2018. Partially offsetting this increase is (i) an increase in harvesting and hauling costs directly related to the increased processed box production; (ii) higher gain on sale of real estate, property and equipment and assets held for sale recorded in the nine months ended June 30, 2018, as compared to the same period in fiscal year 2019; and (iii) a one-time deferred tax benefit attributable to the federal corporate tax rate change enacted on December 22, 2017, that was recorded in the nine months ended June 30, 2018.

When both periods are adjusted for non-recurring items related to transaction costs, separation and consulting fees, gains on sale of real estate, property and equipment and assets held for sale, employee stock compensation expense, impairment of long-lived assets, tender offer expenses, professional fees related to corporate matters, insurance proceeds from Hurricane Irma, change in fair value of derivatives, forfeiture of stock options, net deferred tax and other valuation allowances, the Company had adjusted earnings of $3.26 per diluted common share for the nine months ended June 30, 2019, compared to an adjusted earnings of $0.13 per diluted common share for the nine months ended June 30, 2018. Adjusted EBITDA for the nine months ended June 30, 2019 and 2018 was $48.1 million and $19.6 million, respectively.

These financial results reflect the seasonal nature of Alico’s business and the impact of Hurricane Irma in fiscal year 2018. Historically, the second and third quarters of Alico's fiscal year produce the majority of the Company's annual revenue, and working capital requirements are typically greater in the first and fourth quarters. Due to Hurricane Irma, Alico harvested fruit earlier in fiscal year 2018 than in prior fiscal years and in fiscal year 2019.

The Company reported the following financial results:

(in thousands, except for per share amounts)
	Three Months Ended June 30,				Nine Months Ended June 30,
	2019	2018	Change		2019	2018	Change

Net income attributable to Alico, Inc. common stockholders	$16,244	$9,100	$7,144	78.5%	$21,324	$12,332	$8,992	72.9%
EBITDA (1)	$26,962	$19,634	$7,328	37.3%	$44,472	$30,015	$14,457	48.2%
Earnings per diluted common share	$2.17	$1.09	$1.08	99.1%	$2.85	$1.48	$1.37	92.6%
Net cash provided by operating activities	$35,618	$16,370	$19,248	117.6%	$41,686	$16,119	$25,567	158.6%

(1) See “Non-GAAP Financial Measures” at the end of this earnings release for details regarding these measures.

Alico Citrus Division Results

During the nine months ended June 30, 2019, Alico Citrus harvested 8.1 million boxes of fruit, an increase of 68.1% from the same period in the prior fiscal year. The increase was directly related to the negative impact of Hurricane Irma on the prior fiscal year harvest. As a result of Hurricane Irma, the Company experienced a greater amount of fruit drop and consequently harvested a smaller number of boxes in fiscal year 2018. The Company also saw an overall increase in pound solids per box which was 5.91 for the nine months ended June 30, 2019, as compared to 5.64 for the nine months ended June 30, 2018. The Company experienced a reduction in the price per pound solids largely attributable to the Early and Mid-Season and Valencia crop being greater than initially anticipated throughout Florida.

The Company originally estimated its fiscal year 2019 processed boxes would increase by approximately 31-37% compared to processed boxes for fiscal year 2018. However, based on the harvesting of fruit for the 2019 harvesting season, the Company increased production for fiscal year 2019 by approximately 68% compared to processed boxes for fiscal year 2018. The improvement is the result of both the Early and Mid-season and Valencia variety fruit experiencing less fruit drop than originally anticipated.

Citrus production for the three and nine months ended June 30, 2019 and 2018 is summarized in the following table.

(in thousands, except per box and per pound solids data)

	Three Months Ended				Nine Months Ended
	June 30,		Change		June 30,		Change
	2019	2018	Unit	%	2019	2018	Unit	%
Boxes Harvested:
Early and Mid-Season	—	—	—	NM	3,114	1,811	1,303	71.9%
Valencias	3,492	1,421	2,071	145.7%	4,790	2,891	1,899	65.7%
Total Processed	3,492	1,421	2,071	145.7%	7,904	4,702	3,202	68.1%
Fresh Fruit	74	27	47	174.1%	210	124	86	69.4%
Total	3,566	1,448	2,118	146.3%	8,114	4,826	3,288	68.1%

Pound Solids Produced:
Early and Mid-Season	—	—	—	NM	16,873	9,194	7,679	83.5%
Valencias	22,023	8,668	13,355	154.1%	29,854	17,319	12,535	72.4%
Total	22,023	8,668	13,355	154.1%	46,727	26,513	20,214	76.2%

Average Pound Solids per Box:
Early and Mid-Season	—	—	—	NM	5.42	5.07	0.35	6.9%
Valencias	6.31	6.10	0.21	3.4%	6.23	5.99	0.24	4.0%

Price per Pound Solids:
Early and Mid-Season	$—	$—	$—	NM	$2.35	$2.64	$(0.29)	(11.0)%
Valencias	$2.49	$2.80	$(0.31)	(11.1)%	$2.46	$2.82	$(0.36)	(12.8)%
NM - Not meaningful

Water Resources and Other Operations Division Results

Operating results for the Water Resources and Other Operations Division for the nine months ended June 30, 2019 improved by $1.6 million from the nine months ended June 30, 2018, primarily due to the Company selling its cattle herd in late January 2018, and as such, are no longer incurring expenses relating to calves and culls. As part of this transaction, the Company entered into a long-term arrangement with the purchaser for grazing rights on the ranch. The Company continues to own the property and conduct its long-term water dispersement program and wildlife management programs.

Other Corporate Financial Information

General and administrative expenses increased by $0.9 million to $10.8 million for the nine months ended June 30, 2019. The increase was primarily due to an increase in professional fees of $2.3 million during the nine months ended June 30, 2019 relating to a corporate litigation matter. This litigation has been resolved with a settlement being reached on February 11, 2019. The Company does not anticipate any further professional fees relating to this litigation. Additionally, as part of this settlement, the Company recorded consulting and separation fees of $0.8 million during the nine months ended June 30, 2019. These increases were partially offset by an adjustment to stock compensation expense, a reduction in rent and a decrease in payroll expenses. The Company recorded a reduction in stock compensation expense of $0.8 million as a result of a former senior executive forfeiting his stock options as part of the settled litigation. Rent expense was reduced by approximately $0.3 million as a result of the Company not renewing its lease for office space in New York City. The reduction in payroll costs of approximately $0.9 million was primarily from (i) a reduction in separation expenses of approximately $0.4 million; (ii) a reduction in accrual for paid time off of approximately $0.3 million; and (iii) a reduction in personnel and overtime costs of approximately $0.2 million.

Other (expense), income, which primarily consists of interest expense, change in fair value of derivatives and gain or loss on sale of real estate, property and equipment and assets held for sale, was $(6.5) million for the nine months ended June 30, 2019, as compared to other income of $2.6 million for the nine months ended June 30, 2018. The shift of other income to other (expense) of $9.0 million is primarily due to the Company recording gains on sale of real estate, property and equipment and assets held for sale of approximately $9.1 million during the nine months ended June 30, 2018.

The Company paid a third quarter cash dividend of $0.06 per share on its outstanding common stock on July 12, 2019 to shareholders of record as of June 28, 2019.

At June 30, 2019, the Company had working capital of $20.8 million, and had term debt, net of cash and cash equivalents and restricted cash of $155.7 million.

On August 1, 2019, the Company received $5.8 million under the Florida Citrus Recovery Block Grant (“CRBG”) relating to Hurricane Irma. This represents the Part 1 of reimbursement under a three part program. The timing and amount to be received under Part 2 and Part 3 of the program, if any, has not been finalized.

About Alico

Alico, Inc. primarily operates two divisions: Alico Citrus, one of the nation’s largest citrus producers, and Alico Water Resources and Other Operations, a leading water storage and environmental services division. Learn more about Alico (Nasdaq: "ALCO") at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “plans,” “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “believes,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; changes in the political environment and agendas; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products; increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations;

pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth and corporate opportunities; onetime events; acquisitions and divestitures; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

John Mills
ICR, Managing Partner
(646) 277-1254
InvestorRelations@alicoinc.com

Richard Rallo
Senior Vice President and Chief Financial Officer
(239) 226-2000
rrallo@alicoinc.com

ALICO, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share amounts)

	June 30,	September 30,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,519	$25,260
Accounts receivable, net	6,285	2,544
Inventories	30,706	41,033
Assets held for sale	2,086	1,391
Prepaid expenses and other current assets	1,521	833
Total current assets	44,117	71,061

Restricted cash	7,006	7,000
Property and equipment, net	343,604	340,403
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	21	136
Other non-current assets	2,525	2,576
Total assets	$399,519	$423,422

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,318	$3,764
Accrued liabilities	6,097	9,226
Long-term debt, current portion	5,325	5,275
Income taxes payable	6,570	2,320
Other current liabilities	1,043	913
Total current liabilities	23,353	21,498

Long-term debt:
Principal amount, net of current portion	160,855	169,074
Less: deferred financing costs, net	(1,416)	(1,563)
Long-term debt less current portion and deferred financing costs, net	159,439	167,511
Lines of credit	—	2,685
Deferred income tax liabilities	29,311	25,153
Deferred gain on sale	—	24,928
Deferred retirement obligations	3,887	4,052
Other liabilities	246	—
Total liabilities	216,236	245,827

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 and 8,416,145 shares issued and 7,470,031 and 8,199,957 shares outstanding at June 30, 2019 and September 30, 2018, respectively	8,416	8,416

Additional paid in capital	19,756	20,126
Treasury stock, at cost, 946,114 and 216,188 shares held at June 30, 2019 and September 30, 2018, respectively	(32,205)	(7,536)
Retained earnings	181,989	151,111
Total Alico stockholders' equity	177,956	172,117
Noncontrolling interest	5,327	5,478
Total stockholders' equity	183,283	177,595
Total liabilities and stockholders' equity	$399,519	$423,422

ALICO, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Operating revenues:
Alico Citrus	$56,819	$25,711	$118,539	$77,499
Water Resources and Other Operations	746	806	2,326	2,151
Total operating revenues	57,565	26,517	120,865	79,650

Operating expenses:
Alico Citrus	31,141	13,697	73,597	56,102
Water Resources and Other Operations	420	906	1,768	3,219
Total operating expenses	31,561	14,603	75,365	59,321
Gross profit:	26,004	11,914	45,500	20,329
General and administrative expenses	2,682	2,955	10,786	9,914

Income from operations	23,322	8,959	34,714	10,415

Other (expense) income:
Interest expense	(1,745)	(2,188)	(5,625)	(6,682)
Gain on sale of real estate, property and equipment and assets held for sale	114	7,248	137	9,083
Change in fair value of derivatives	—	—	(989)	—
Other income, net	8	14	18	158
Total other (expense), income	(1,623)	5,074	(6,459)	2,559

Income before income taxes	21,699	14,033	28,255	12,974
Income tax provision	5,483	4,941	7,082	674

Net income	16,216	9,092	21,173	12,300
Net loss attributable to noncontrolling interests	28	8	151	32
Net income attributable to Alico, Inc. common stockholders	$16,244	$9,100	$21,324	$12,332
Per share information attributable to Alico, Inc. common stockholders:
Earnings per common share:
Basic	$2.17	$1.11	$2.85	$1.50
Diluted	$2.17	$1.09	$2.85	$1.48
Weighted-average number of common shares outstanding:
Basic	7,470	8,228	7,470	8,243
Diluted	7,471	8,324	7,494	8,314

Cash dividends declared per common share	$0.06	$0.06	$0.18	$0.18

ALICO, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Nine Months Ended June 30,
	2019	2018

Net cash provided by operating activities:
Net income	$21,173	$12,300
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred gain on sale of sugarcane land	—	(767)
Depreciation, depletion and amortization	10,441	10,327
Deferred income tax provision	454	649
Gain on sale of real estate, property and equipment and assets held for sale	(137)	(8,315)
Change in fair value of derivatives	989	—
Impairment of long-lived assets	244	1,855
Non-cash interest expense on deferred gain on sugarcane land	—	1,021
Stock-based compensation expense	537	1,337
Other	(160)	(285)
Changes in operating assets and liabilities:
Accounts receivable	(3,741)	(4,510)
Inventories	10,327	6,478
Prepaid expenses and other assets	(480)	(892)
Accounts payable and accrued liabilities	(2,587)	(594)
Income tax payable	4,250	—
Other liabilities	376	(2,485)
Net cash provided by operating activities	41,686	16,119

Cash flows from investing activities:
Purchases of property and equipment	(14,567)	(12,129)
Net proceeds from sale of property and equipment and assets held for sale	419	31,671
Change in deposits on purchase of citrus trees	(256)	—
Notes receivables	56	(379)
Net cash (used in) provided by investing activities	(14,348)	19,163

Cash flows from financing activities:
Repayments on revolving lines of credit	(86,123)	(21,424)
Borrowings on revolving lines of credit	83,438	21,424
Principal payments on term loans	(8,169)	(9,421)
Treasury stock purchases	(25,576)	(2,215)
Payment on termination of Global Ag agreement	(11,300)	—
Dividends paid	(1,343)	(1,480)
Capital contribution received from noncontrolling interest	—	1,000
Capital lease obligation payments	—	(8)
Net cash used in financing activities	(49,073)	(12,124)

Net (decrease) increase in cash and cash equivalents and restricted cash	(21,735)	23,158
Cash and cash equivalents and restricted cash at beginning of the period	32,260	3,395

Cash and cash equivalents and restricted cash at end of the period	$10,525	$26,553

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018

Net income attributable to common stockholders	$16,244	$9,100	$21,324	$12,332
Interest expense	1,745	2,188	5,625	6,682
Income tax provision	5,483	4,941	7,082	674
Depreciation, depletion and amortization	3,490	3,405	10,441	10,327
EBITDA	26,962	19,634	44,472	30,015

Transaction costs	—	10	—	98
Impairment of long-lived assets	244	1,855	244	1,855
Stock compensation expense (1)	114	242	684	715
Separation and consulting agreement expense (2)	—	—	800	188
Tender offer expense	—	—	32	—
Professional fees relating to corporate matters	—	—	2,283	—
Change in fair value of derivatives	—	—	989	—
Forfeiture of stock options (3)	—	—	(823)	—
Insurance proceeds - Hurricane Irma	(486)	(4,185)	(486)	(4,185)
Gains on sale of real estate and property and equipment and assets held for sale	(114)	(7,248)	(137)	(9,083)

Adjusted EBITDA	$26,720	$10,308	$48,058	$19,603

(1) Includes stock compensation expense for current and former executives.
(2) Includes consulting and compensation fees for former CEO.
(3) Includes forfeitures of stock options by former CEO, resulting in the reversal of previously recorded stock compensation expense.

Adjusted Earnings Per Diluted Common Share
(in thousands)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018

Net income attributable to common stockholders	$16,244	$9,100	$21,324	$12,332
Impairment of long-lived assets	244	1,855	244	1,855
One-time deferred tax adjustment due to new tax legislation	—	106	—	(9,971)
Valuation allowance on capital loss carryforward	—	—	—	6,060
Transaction costs	—	10	—	98
Stock compensation expense (1)	114	242	684	715
Separation and consulting agreement expense (2)	—	—	800	188
Tender offer expense	—	—	32	—
Professional fees relating to corporate matters	—	—	2,283	—
Change in fair value of derivatives	—	—	989	—
Forfeiture of stock options (3)	—	—	(823)	—
Insurance proceeds - Hurricane Irma	(486)	(4,185)	(486)	(4,185)
Gains on sale of real estate and property and equipment and assets held for sale	(114)	(7,248)	(137)	(9,083)
Tax impact	64	2,677	(468)	3,065

Adjusted net income attributable to common stockholders	$16,066	$2,557	$24,442	$1,074

Diluted common shares	7,471	8,324	7,494	8,314

Adjusted earnings per diluted common share	$2.15	$0.31	$3.26	$0.13

(1) Includes stock compensation expense for current and former executives.
(2) Includes consulting and compensation fees for former CEO.
(3) Includes forfeitures of stock options by former CEO, resulting in the reversal of previously recorded stock compensation expense.

Adjusted Free Cash Flow
(in thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$35,618	$16,370	$41,686	$16,119
Adjustments for non-recurring items:
Transaction costs	—	10	—	98
Separation and consulting agreement expense (1)	—	—	800	188
Tender offer expense	—	—	32	—
Professional fees relating to corporate matters	—	—	2,283	—
Insurance proceeds - Hurricane Irma	(486)	(4,185)	(486)	(4,185)
Tax impact	129	690	(476)	622
Capital expenditures	(5,043)	(4,691)	(14,567)	(12,129)
Adjusted Free Cash Flow	$30,218	$8,194	$29,272	$713

(1) Includes consulting and compensation fees for former CEO.

Alico utilizes the non-GAAP measures EBITDA, Adjusted EBITDA, Adjusted Earnings per Diluted Common Share and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that EBITDA, Adjusted EBITDA, Adjusted Earnings per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and help investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. EBITDA is defined as net income before interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation and amortization and adjustments for non-recurring transactions or transactions that are not indicative of our core operating results, such as gains or losses on sales of real estate, property and equipment and assets held for sale. Adjusted Income per Diluted Common Share is defined as net income adjusted for non-recurring transactions divided by diluted common shares. Adjusted Free Cash Flow is defined as cash provided by operating activities adjusted for non-recurring transactions less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.